Tidal Trust V 485BPOS

Exhibit 99.(d)(ii)(3)

THIRD AMENDMENT TO THE

TRUST

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Third Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of September 24, 2026, by and between Tidal Trust V (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of July 27, 2026 (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add the following new Funds:

Defiance 2X Daily Long Photonics ETF

Defiance Daily Target 2X Long AMPG ETF

Defiance Daily Target 2X Long AMSC ETF

Defiance Daily Target 2X Long BRUN ETF

Defiance Daily Target 2X Long CAMT ETF

Defiance Daily Target 2X Long FCEL ETF

Defiance Daily Target 2X Long FISN ETF

Defiance Daily Target 2X Long FTNT ETF

Defiance Daily Target 2X Long GRRR ETF

Defiance Daily Target 2x Long HQ ETF

Defiance Daily Target 2X Long HYPE ETF

Defiance Daily Target 2X Long JBL ETF

Defiance Daily Target 2X Long Kioxia ETF

Defiance Daily Target 2X Long LPTH ETF

Defiance Daily Target 2X Long MXL ETF

Defiance Daily Target 2X Long NTNX ETF

Defiance Daily Target 2X Long OPTX ETF

Defiance Daily Target 2X Long ORBS ETF

Defiance Daily Target 2x Long P ETF

Defiance Daily Target 2X Long PENG ETF

Defiance Daily Target 2X Long PLPC ETF

Defiance Daily Target 2X Long QTEX ETF

Defiance Daily Target 2X Long RXT ETF

Defiance Daily Target 2X Long SHAZ ETF

Defiance Daily Target 2X Long SIMO ETF

Defiance Daily Target 2X Long STM ETF

Defiance Daily Target 2X Long SYM ETF

Defiance Pure Memory Daily 2X Strategy ETF

Defiance Daily Target 2X Long [NANO] ETF

Defiance Daily Target 2X Long [Pasqal] ETF

Defiance Daily Target 2X Long [AGLT] ETF

Defiance Brazil Sovereign Debt ETF

Defiance AI Infrastructure Bond ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST V		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Lissa Richter	By:	/s/ Jay Pestrichelli
Name:	Lissa Richter	Name:	Jay Pestrichelli
Title:	Vice President & Secretary	Title:	Chief Investment Officer
Date:	9/28/2026	Date:	9/29/2026

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST V

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
Defiance Compute ETF	0.79%
Defiance Global Foundries ETF	0.69%
Defiance Korea AI ETF	0.65%
Defiance Situational Awareness Select ETF	0.69%
Defiance Small Modular Reactor ETF	0.69%
Defiance China Memory ETF	0.65%
Defiance China Semiconductor ETF	0.65%
Defiance CoinDesk 5 Equal Weight ETF	0.58%
Defiance Helium and Strategic Gases ETF	0.65%
Defiance Korea Semiconductor ETF	0.65%
Defiance KSM Israel 120 ETF	0.59%
Defiance Photonics ETF	0.60%
Defiance S&P Accelerator ETF	0.29%
Defiance Europe AI Leaders ETF	0.69%
Defiance Japan AI Leaders ETF	0.69%
Defiance Taiwan AI Leaders ETF	0.69%
Defiance Global Robotics Top 10 ETF	0.69%
Defiance Korea Robotics Top 10 ETF	0.69%
Defiance Latin America Top 10 ETF	0.69%
Defiance Long/Short Space Economy vs. Legacy Communications ETF	0.75%
Defiance Long/Short AI Compute vs. Legacy Software ETF	0.75%
Defiance 2X Daily Long Photonics ETF	1.29%
Defiance Daily Target 2X Long AMPG ETF	1.29%
Defiance Daily Target 2X Long AMSC ETF	1.29%
Defiance Daily Target 2X Long BRUN ETF	1.29%
Defiance Daily Target 2X Long CAMT ETF	1.29%
Defiance Daily Target 2X Long FCEL ETF	1.29%
Defiance Daily Target 2X Long FISN ETF	1.29%
Defiance Daily Target 2X Long FTNT ETF	1.29%
Defiance Daily Target 2X Long GRRR ETF	1.29%
Defiance Daily Target 2x Long HQ ETF	1.29%
Defiance Daily Target 2X Long HYPE ETF	1.29%
Defiance Daily Target 2X Long JBL ETF	1.29%

Defiance Daily Target 2X Long Kioxia ETF	1.29%
Defiance Daily Target 2X Long LPTH ETF	1.29%
Defiance Daily Target 2X Long MXL ETF	1.29%
Defiance Daily Target 2X Long NTNX ETF	1.29%
Defiance Daily Target 2X Long OPTX ETF	1.29%
Defiance Daily Target 2X Long ORBS ETF	1.29%
Defiance Daily Target 2x Long P ETF	1.29%
Defiance Daily Target 2X Long PENG ETF	1.29%
Defiance Daily Target 2X Long PLPC ETF	1.29%
Defiance Daily Target 2X Long QTEX ETF	1.29%
Defiance Daily Target 2X Long RXT ETF	1.29%
Defiance Daily Target 2X Long SHAZ ETF	1.29%
Defiance Daily Target 2X Long SIMO ETF	1.29%
Defiance Daily Target 2X Long STM ETF	1.29%
Defiance Daily Target 2X Long SYM ETF	1.29%
Defiance Pure Memory Daily 2X Strategy ETF	1.29%
Defiance Daily Target 2X Long [NANO] ETF	1.29%
Defiance Daily Target 2X Long [Pasqal] ETF	1.29%
Defiance Daily Target 2X Long [AGLT] ETF	1.29%
Defiance Brazil Sovereign Debt ETF	0.59%
Defiance AI Infrastructure Bond ETF	0.39%

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